Exhibit 99.1
LHC Group Closes Two Acquisitions
LAFAYETTE, La.—(BUSINESS WIRE)—Aug. 16, 2005— LHC Group Acquires Home Care Assets of Good Shepherd Health System of Longview, Texas and Assets of A1 Nursing Registry, Inc., of Lafayette, Louisiana
LHC Group, Inc. (NASDAQ: LHCG), a provider of post-acute healthcare services primarily in rural markets in the southern United States, announced today that it has closed two acquisitions. The Company acquired the home care assets of Good Shepherd Health System of Longview, Texas as well as the assets of A1 Nursing Registry, Inc., of Lafayette, Louisiana. The companies had combined revenues in 2004 of approximately $7.5 million. LHC Group paid a combined $1.5 million in cash for the assets of these two entities.
LHC Group will combine its existing operations in Longview, Texas, with those it has purchased and the new entity will operate under the name Good Shepherd HomeCare serving both the Longview and Linden, Texas markets. Good Shepherd Health System will retain a 1/3 interest in the new entity, which has a current census of approximately 160 patients and 25 staff.
Keith Myers, president and CEO of LHC Group, said, “We are extremely pleased about the opportunity to merge our current home care services with Good Shepherd Home Care. Good Shepherd Health System is the leading provider of healthcare services in the Longview and Linden areas, and we are proud to be their partner in HomeCare serving the northeast Texas market. He added, “There is a shared philosophy of service among the Good Shepherd staff in Longview that should ensure a successful integration into the LHC Group family.”
LHC Group has also purchased the assets of A1 Nursing Registry, Inc., located in Lafayette, Louisiana. Founded in 1987, A1 is a leading provider of private-duty nursing services in Louisiana with a current census of approximately 500 active patients and a staff of 200 employees. LHC Group plans to combine its existing private duty operations in Lafayette with those of A1 Nursing.
Myers said, “When it comes to private-duty nursing, A1 Nursing has long been the mainstay in the Lafayette market. We are delighted to be able to say that A1 and it’s caring and professional staff are now also part of the LHC Group family. They have the same commitment to quality patient care that we have, and we welcome them to our family.”
Myers concluded, “Both of these acquisitions fit into the two-pronged growth strategy that we have adopted for LHC Group — organic growth in our existing operations and acquisitions of companies that fit our culture, have reputation for providing quality healthcare services in their service area, and have significant potential for growth.”
About LHC Group, Inc.
LHC Group is a provider of post-acute healthcare services primarily in rural markets in the southern United States. LHC Group provides home-based services through its home nursing agencies and hospices and facility-based services through its long-term acute care hospitals and rehabilitation facilities.
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate” or similar expressions, include statements regarding the future performance of Good Shepard Health System and A-1 Nursing Registry. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group’s quarterly report on form 10-Q for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission.
CONTACT: LHC Group, Inc.
Barr Brown, CFO & Sr. Vice President
337-233-1307
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Porter, LeVay & Rose, Inc.
Cheryl Schneider, VP — Investor Relations
Jeff Myhre, VP — Editorial
212-564-4700
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Tom Gibson — VP Media Relations
201-476-0322
SOURCE: LHC Group, Inc.